UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2018

SACHEM CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Laurel Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to Vote of Security Holders.

On October 18, 2018, Sachem Capital Corp. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders:

•	Elected five incumbent directors to serve until the Company’s next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

•	Approved, on an advisory basis, the appointment of Hoberman & Lesser, LLP as the Company’s independent auditors for the 2018 fiscal year;

•	Adopted a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers (“Executive Compensation”); and

•	Voted to hold an advisory vote to approve the Executive Compensation every three years.

The specific votes were as follows:

1.	The election of directors:

	VOTES
	For	WITHHELD	BROKER NON-VOTE
John L. Villano	7,992,002	44,273	5,244,617
Jeffrey C. Villano	7,991,882	44,393	5,244,617
Leslie Bernhard	7,982,099	54,176	5,244,617
Arthur Goldberg	7,987,214	49,061	5,244,617
Brian Prinz	7,986,436	49,839	5,244,617

2.	Advisory approval of Hoberman & Lesser, LLP:

	VOTES
FOR	AGAINST	ABSTAIN
13,198,671	49,945	32,276

3.	Adoption of the non-binding advisory resolution approving Executive Compensation*:

	VOTES
FOR	AGAINST	ABSTAIN
7,368,135	521,903	146,237

*	There were 5,244,617 broker non-votes on this matter.

4.	Frequency of the vote on Executive Compensation*:

VOTES
1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3,342,227	148,951	4,387,677	157,420

*	There were 5,244,617 broker non-votes on this matter.

Consistent with the foregoing vote on Executive Compensation at the Annual Meeting, the Company has determined that it will include a shareholder vote on Executive Compensation in its proxy materials every three years until the next required vote on the frequency of stockholder vote on Executive Compensation.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: October 19, 2018	By:	/s/ John L. Villano
John L. Villano, CPA
Co-Chief Executive Officer and
Chief Financial Officer